Exhibit 10.15

AMENDED SATISFACTION AND DISCHARGE OF INDEBTEDNESS

PURSUANT TO UNDERWRITING AGREEMENT

DATED JANUARY 31, 2023

JULY [24], 2024

This amended and restated Satisfaction and Discharge of Indebtedness (the “Amended Satisfaction and Discharge”) amends and restates the original Satisfaction and Discharge of Indebtedness dated as of April 24, 2024, in its entirety and is hereby made and entered into to be effective as of July [24], 2024, by and between Cetus Capital Acquisition Corp., a Delaware corporation (the “Company”), MKD Technology Inc., a Taiwan corporation (“MKDT”), MKDWELL Limited, a British Virgin Islands company (“MKDW”), and MKDWELL Tech Inc., a British Virgin Islands company (“PubCo”) (collectively, MKDT, MKDW and PubCo, the “MKD Parties”), on the one hand, and EF Hutton LLC (f/k/a EF Hutton, division of Benchmark Investments, LLC) (“EF Hutton”), on the other hand. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement (as defined below).

RECITALS

WHEREAS, the Company and EF Hutton are parties to an Underwriting Agreement dated January 31, 2023 (the “Underwriting Agreement”);

WHEREAS, pursuant to Sections 1.3, 3.16 and 3.36.6 of Underwriting Agreement, $1,725,000 (the “Deferred Underwriting Commission”) shall be payable to EF Hutton upon the consummation of the Company’s initial business combination, and the Company agreed that it will cause the Trustee to pay the Deferred Underwriting Commission directly from the Trust Account to EF Hutton.

WHEREAS, on June 20, 2023, the Company and the MKD Parties signed a business combination agreement (the “Business Combination”).

WHEREAS, the Business Combination is scheduled to close on or before August 3, 2024, at which time, the Deferred Underwriting Commission to EF Hutton would be immediately due and payable.

WHEREAS, the Company and the MKD Parties have requested of EF Hutton that in lieu of the Company tendering the full amount of the Deferred Underwriting Commission ($1,725,000) in cash, EF Hutton accept cash and ordinary shares of PubCo as satisfaction of the Deferred Underwriting Commission.

WHEREAS, in lieu of collecting the full amount of the Deferred Underwriting Commission in cash at the time of the closing of the Business Combination, EF Hutton hereby agrees to accept as full satisfaction of the Deferred Underwriting Commission, the specific allocated payments of (1) $862,500 in cash within five (5) calendar days after the closing of the Business Combination (“Closing”) and (2) 115,000 ordinary shares of PubCo (the “Ordinary Shares”), which when multiplied by the $10.00 per share price agreed to between the MKD Parties and EF Hutton (the “Agreed Share Price”) equals $1,150,000 (the “Original Aggregate Share Value”), shall be issued and delivered to EF Hutton at the closing of the Business Combination.

For clarity, this Agreement is not intended to, and shall not serve to, affect, modify or amend the Underwriting Agreement and the Deferred Underwriting Commission unless or until the amounts specified in Sections 1.1A and 1.1B below are paid in full.

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ARTICLE I

CONDITIONS TO SATISFACTION AND DISCHARGE

1.1	EF Hutton shall only acknowledge the satisfaction and discharge of the Deferred Underwriting Commission and will only acknowledge that the Company and the MKD Parties’ obligations to pay in cash the Deferred Underwriting Commission under the Underwriting Agreement have been satisfied and discharged, if the below conditions occur:

A.	Within five (5) calendar days of the closing date of the Business Combination, the Company and/or the MKD Parties wire $862,500 to the bank account of EF Hutton;

B.	On or before the closing date of the Business Combination, the Company and/or the MKD Parties shall cause to be transferred or issued to EF Hutton (or its designees) 115,000 Ordinary Shares.

1.2	After the conditions above are satisfied, EF Hutton shall acknowledge the satisfaction and discharge of the Deferred Underwriting Commission, except with respect to Article II below.

ARTICLE II

POST-SATISFACTION COMPANY COVENANTS AND RIGHTS

2.1	After EF Hutton has acknowledged the satisfaction and discharge of the Deferred Underwriting Compensation, the Company irrevocably covenants to perform the following after execution of this Agreement:

A.	Within sixty (60) days from the Business Combination, the Company, the MKD Parties or their successors-in-interest shall cause to be registered under the Securities Act all of the Ordinary Shares that EF Hutton has requested to be registered.

i.	Furthermore, if the aggregate VWAP value of the 115,000 Ordinary Shares that EF Hutton holds as a result of this Amended Satisfaction and Discharge, as of the effectiveness date of the registration statement for the Ordinary Shares, is lower than the Original Aggregate Share Value (the difference between the VWAP value on such date and the Original Aggregate Share Value, the “Difference in Amount”), then the Company, the MKD Parties or their successors-in-interest shall compensate EF Hutton either in cash or issuing additional Ordinary Shares at a new value of Ordinary Shares, the (“New Share Price”) in an amount equal to the Difference in Amount on the effectiveness date of the registration statement. If the Company, the MKD Parties and/or their successors in interest decide to compensate EF Hutton for the Difference in Amount in issuing additional Ordinary Shares, then the New Share Price shall equal an amount that is the lowest of the VWAP for a period of five (5) trading days immediately prior to the registration statement effectiveness date, but the parties hereto agree that the Company and the MKD Parties shall also be treated as having discharged all liability relating to the Difference in Amount by issuing an additional 200,000 Ordinary Shares to EF Hutton (for a total of 315,000 Ordinary Shares issued to EF Hutton). The Company will nevertheless proceed to register all or any of the Ordinary Shares EF Hutton has requested to be registered.

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ii.	Reservation of Shares. The Company, the MKD Parties or their successor in interest, warrant, covenant and agree that the registration statement tobe filed to cover the resale of Ordinary Shares, will include the 115,000 Ordinary Shares and an additional 200,000 authorized Ordinary Shares (the “Reserved Amount”) for issuance, in whole or part, in the event 2.1.A.i applies and the Company, the MKD Parties and/or their successors in interest decide to compensate EF Hutton for the Difference in Amount (as defined above) owed to EF Hutton with additional Ordinary Shares. The Company, the MKD Parties or their successors in interest will instruct the Transfer Agent to reserve the Reserved Amount in the name of EF Hutton should the Difference in Amount become payable to EF Hutton using additional Ordinary Shares. The Company, the MKD Parties and/or their successor in interest, represent and warrant and covenant and agree that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.

B.	Alternatively, if after twelve months from the Business Combination (the “Twelve- Month Period Date”), the Company, the MKD Parties or their successor-in-interest fail to register any of EF Hutton’s Ordinary Shares on an effective registration statement, then the Company, the MKD Parties or their successor-in-interest will confirm in writing that such unregistered Ordinary Shares are freely sellable under Rule 144. No later than the Twelve-Month Period Date, the Company, the MKD Parties, or their successor in interest shall provide EF Hutton with a valid legal opinion that its Ordinary Shares are eligible for resale pursuant to Rule 144.

i.	Furthermore, if the date that is five (5) trading days prior to the day such Ordinary Shares are eligible for release pursuant to Rule 144, the aggregate VWAP value of such Ordinary Shares that EF Hutton holds as a result of this Amended Satisfaction and Discharge, is lower than the Original Aggregate Share Value, then the Company, the MKD Parties or their successor in interest shall compensate EF Hutton either in cash or issuing additional Ordinary Shares at the New Share Price in an amount equal to the Difference in Amount on such date. If the Company, the MKD Parties, or their successor in interest decide to compensate EF Hutton for the Difference in Amount in issuing additional Ordinary Shares, then the New Share Price of such additional Ordinary Shares shall equal an amount that is the lowest of the VWAP for a period of five (5) trading days immediately prior to the end of the Twelve-Month Period Date, but the parties hereto agree that the Company and the MKD Parties shall also be treated as having discharged all liability relating to the Difference in Amount by issuing an additional 200,000 Ordinary Shares to EF Hutton.

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ii.	Reservation of Shares. In the event that the Company, the MKD Parties, or their successor in interest select to issue additional Ordinary Shares to compensate EF Hutton as set forth in Section 2.1.B.i above, then the Company, the MKD Parties or their successor in interest, warrant, covenant and agree that it will instruct the Transfer Agent to reserve the Reserved Amount in the name of EF Hutton for issuance to cover the Difference in Amount in the event a Difference in Amount owed to EF Hutton. The Company, the MKD Parties and/or their successor in interest, represent and warrant and covenant and agree that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.

ARTICLE II

MISCELLANEOUS PROVISIONS

3.1	This Amended Satisfaction and Discharge shall be governed by and construed in accordance with the laws of the State of New York.

3.2	This Amended Satisfaction and Discharge may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

3.3	The Company, the MKD Parties or their successor-in-interest hereby acknowledge and agree that EF Hutton shall be entitled to all of their rights, protections, indemnities, and immunities in connection with their execution of this Amended Satisfaction and Discharge and the performance of any obligations hereunder or in connection herewith.

3.4	Other than expressly set forth herein, the Underwriting Agreement, including, but not limited to, Section 3.35 “Right of First Refusal” and Section 5 “Indemnification and Contribution”, shall remain in full force and effect.

3.5	For purposes of this Agreement, the following terms shall have the following meanings: “Principal Market” means The Nasdaq Stock Market. “VWAP” means, for any security as of any date, the dollar volume-weighted average pricefor such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization, or other similar transaction during such period.

[Signature page follows.]

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IN WITNESS WHEREOF, EF Hutton, on one hand, and the Company and the MKD Parties have caused their names to be hereunto affixed, and this instrument to be signed by their respective authorized officers, all as of the day and year first above written.

EF HUTTON LLC

By:	/s/ Stephanie Hu
Name:	Stephanie Hu
Title:	Co-Head of Investment Banking and Supervisory Principal

CETUS CAPITAL ACQUISITION CORP.

By:	/s/ Chung-Yi Sun
Name:	Chung-Yi Sun
Title:	Chief Executive Officer

MKD Technology Inc., a Taiwan corporation

By:	/s/ Ming-Chia Huang
Name:	Ming-Chia Huang
Title:	Chief Executive Officer

MKDWELL Limited, a British Virgin Islands company

By:	/s/ Ming-Chia Huang
Name:	Ming-Chia Huang
Title:	Director

MKDWELL Tech Inc., a British Virgin Islands company

By:	/s/ Ming-Chia Huang
Name:	Ming-Chia Huang
Title:	Director

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